    As filed with the Securities and Exchange Commission on August 3, 1998

                            Registration No. 333 -
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (Exact name of registrant as specified in its charter)


         Maryland                                            75-2648842
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

5605 MacArthur Boulevard                                        75038
     Suite 1200                                               (Zip Code)
   Irving, Texas
(Address of principal executive offices)


                MeriStar Hospitality Corporation Incentive Plan
                           (Full title of the plan)

                                Steven D. Jorns
                             Chairman of the Board,
                     Chief Executive Officer and President
                      5605 MacArthur Boulevard, Suite 1200
                              Irving, Texas 75038
                    (Name and address of agent for service)

                                (972) 550-6800
         (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                 Proposed             Proposed maximum        Amount of
                                           Amount to be      maximum offering        aggregate offering     registration
  Title of securities to be registered    registered(1)     price per share(2)            price(2)             fee(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       3,649,561           $19.41                  $70,837,979           $20,898
==========================================================================================================================

  (1) Plus such additional number of shares as may be required pursuant to the MeriStar Hospitality Corporation Incentive Plan (the "Plan"), in the event of a stock dividend, split-up, recapitalization or similar event. This registration statement on Form S-8 (the "Registration Statement") is being filed to register an additional 3,649,561 shares of the Registrant's Common Stock, which consist of the following: (i) 1,218,230 shares of the Registrant's Common Stock estimated pursuant to an "evergreen" provision of the Plan as a result of which the number of shares of the Registrant's Common Stock available for grant or issuance under the Plan increases each January 1 to an amount equal to 10% of the Registrant's Common Stock outstanding at the end of the immediately preceding calendar year, and (ii) 2,431,331 shares of the Registrant's Common Stock (a) that may be issued upon exercise of options (the "CapStar Options") granted by CapStar Hotel Company, a Delaware corporation ("CapStar"), which will be assumed by the Registrant upon consummation of the merger of CapStar with and into the Registrant, with the Registrant as the surviving corporation, which will change its name to "MeriStar Hospitality Corporation," (b) that will be granted as awards by the Registrant to holders of CapStar Options and (c) that will be available for issuance upon exercise of options and grant of awards pursuant to the Plan. 900,000 shares of the Registrant's Common Stock were previously registered under a Registration Statement on Form S-8 (File No. 333-08845) pursuant to the Plan on July 25, 1996.

  (2) Computed in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price per share of such shares is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange, Inc. on July 30, 1998, within five business days prior to the date of filing of this Amendment.

                            INTRODUCTORY STATEMENT

     American General Hospitality Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 relating to the Common Stock, par value $.01 per share (the "Common Stock") of the Registrant to include an additional 3,649,561 shares under the MeriStar Hospitality Corporation Incentive Plan, as amended and restated (the "Plan"). The Plan was originally adopted by the Board of Directors (the "Board") on July 11, 1996, and approved by the stockholders on July 15, 1996. The Plan was subsequently amended by the Board on April 10, 1997, which amendments were approved by stockholders on May 21, 1997, and the Board further amended the Plan on April 3, 1998, which amendments were approved by stockholders on July 28, 1998. The Plan has an "evergreen" provision pursuant to which the number of shares of Common Stock available for grant or award under the Plan increases at each January 1 to an amount equal to 10% of the Registrant's Common Stock outstanding at the end of the immediately preceding calendar year. As of January 1, 1998, an aggregate of 2,118,230 shares of Common Stock were subject to the Plan, 900,000 of such shares were been previously registered under a Registration Statement on Form S-8 (File No. 333-08845) and this registration statement covers 1,218,230 estimated additional shares of Common Stock issuable under the "evergreen provision" of the Plan and 2,431,331 additional shares of the Registrant's Common Stock (a) that may be issued upon exercise of options (the "CapStar Options") granted by CapStar Hotel Company, a Delaware corporation ("CapStar") which will be assumed by the Registrant upon consummation of the merger of CapStar with and into the Registrant, with the Registrant as the surviving corporation, which will change its name to "MeriStar Hospitality Corporation," (b) that will be granted as awards under the Plan by the Registrant to holders of CapStar Options and (c) that will be available for issuance upon exercise of options and grant of awards pursuant to the Plan. The Registrant hereof incorporates by reference the contents of its Registration Statement on Form S-8 (File No. 333-08845) filed with the Securities and Exchanges Commission on July 25, 1996, covering an aggregate of 900,000 shares of Common Stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options or shares of Common Stock under the MeriStar Hospitality Corporation Incentive Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options or shares of Common Stock under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents, which have been heretofore filed with the Commission by the Registrant, are incorporated by reference in this Registration
Statement:

               (a) The Registrant's annual report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1997 (File No. 001-11903).

               (b)(1) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998.

               (b)(2) Current Reports on Form 8-K: dated January 8, 1998 and filed on January 23, 1998; dated February 12, 1998 and filed on February 13, 1998; dated February 13, 1998 and filed on February 27, 1998; dated February 18, 1998 and filed on February 19, 1998; dated February 24, 1998 and filed on February 25, 1998; dated March 15, 1998 and filed on March 17, 1998; dated April 6, 1998 and filed on April 7, 1998 (and the related Current Reports on Form 8-K/A, filed on May 22,

1998, June 5, 1998 and June 19, 1998); dated April 22, 1998 and filed on April 27, 1998; dated and filed on June 5, 1998; dated and filed on July 10, 1998; and dated and filed on July 13, 1998.

               (c) The descriptions of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed by the Company with the Commission on July 5, 1996.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Charter of the Registrant obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Charter also permits the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

         The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Registrant, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Bylaws and
(b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

         The Registrant intends to continue to purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4.1 MeriStar Hospitality Corporation Incentive Plan (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (File No. 333 - 49611).

         5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of securities being registered.

         23.1  Consent of PricewaterhouseCoopers L.L.P.

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in its opinion filed as Exhibit 5 hereto).

         24    Powers of Attorney (contained on signature page herein).

Item 9.  Undertakings

         The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 3, 1998.


                                        AMERICAN GENERAL HOSPITALITY
                                         CORPORATION



                                        By:   /s/ Steven D. Jorns
                                           -------------------------------------
                                           Steven D. Jorns
                                           Chairman of the Board, Chief
                                           Executive Officer and President


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Jorns and Kenneth E. Barr, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them or their substitutes, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 1998.


Signature                   Title                             Date
---------                   -----                             ----


 /s/ Steven D. Jorns        Chairman of the Board, Chief      August 3, 1998
--------------------------  Executive Officer and President
Steven D. Jorns


 /s/ Kenneth E. Barr        Executive Vice President, Chief   August 3, 1998
--------------------------  Financial Officer and Principal
Kenneth E. Barr             Accounting Officer

Signature                          Title                      Date
---------                          -----                      ----


 /s/ H. Cabot Lodge III            Director                   August 3, 1998
--------------------------
H. Cabot Lodge III


 /s/ James R. Worms                Director                   August 3, 1998
--------------------------
James R. Worms


                                   Director
--------------------------
James McCurry


                                   Director
--------------------------
James McCurry

                                 EXHIBIT INDEX


Exhibits

  4.1 MeriStar Hospitality Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 from the Registrant's Registration Statement on Form S-4 (File No. 333 - 49611).

  5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered.

  23.1    Consent of PricewaterhouseCoopers LLP.

  23.4    Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in
          Exhibit 5.1).

  24.1    Power of Attorney (contained on signature page herein).